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EXHIBIT 21.1
SUBSIDIARIES OF THE REGISTRANT


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                                                    Place of
Name of Subsidiary                                Incorporation
--------------------                          ----------------------
Overland Data (Europe) Ltd.                       United Kingdom

Overland Data Export Limited                         Barbados

Overland Data SARL                                    France

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